EXHIBIT 10.02

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT OR IN COMPLIANCE WITH AN EXEMPTION THEREFROM.

                       AMERICAN MEDICAL TECHNOLOGIES, INC.

                             SECURED PROMISSORY NOTE

                               DUE MARCH 31, 1998

MARCH 30, 1997                                              $ 212,375.00

            FOR VALUE RECEIVED, the undersigned JERRELL G. CLAY, an individual residing in Fort Bend County, Texas (hereinafter referred to as the "Payor"), hereby promises to pay to the order AMERICAN MEDICAL TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (hereinafter referred to as the "Payee"), the principal amount of TWO HUNDRED TWELVE THOUSAND THREE HUNDRED SEVENTY-FIVE DOLLARS ($212,375.00) in lawful money of the United States of America payable upon demand or, if no demand is made, on or before March 31, 1998. The unpaid principal amount of this Note shall bear interest from the date hereof at an annual rate of 10% and be payable quarterly in arrears commencing June 30, 1997 and at maturity howsoever maturity shall be brought about.

            Notwithstanding the foregoing, in no event shall interest on the outstanding principal amount of this Note be payable at a rate in excess of the maximum rate permitted by applicable law, and, solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated a part of such interest under final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically cancelled, and, if received by the holder hereof, shall be refunded to the undersigned, it being the intention of the holder hereof and the undersigned that such interest not be payable at a rate in excess of such maximum rate.

            The principal amount of this Note may be prepaid without premium or penalty, at the option of the Payor, at any time and from time to time in whole or in part upon not less than seven days' prior written notice specifying the amount of the repayment and provided that interest on the repayment amount calculated to the date of such repayment is paid together with the specified repayment amount.

            All payments by the Payor on account of principal of or interest on this Note shall be made by check delivered to the Payee at 5847 San Felipe, Houston, Texas 77057.

            Payment of this Note is secured by a first and prior security interest in Two Hundred Thousand (200,000) shares of the issued and outstanding common stock of American Medical Technologies, Inc. as evidenced by, and pursuant to, that certain Stock Pledge Agreement dated as of March 30, 1997 by and between the Payor as Pledgor and Payee as Pledgee.

            The person in whose name this Note shall be registered shall be deemed and treated
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as the absolute owner hereof for all purposes, and the Payor shall not be affected by any notice to the contrary, and payment of or on account of principal and the interest on this Note shall be made only to or upon the order in writing of the registered holder hereof or such holder's duly authorized representative. All such payments shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

            If default hereunder shall occur and shall not be cured to the satisfaction of the Payee, then the Payee may, at its option, by notice to the Payor, declare the entire unpaid principal balance of this Note and all unpaid accrued interest thereon to be forthwith due and payable and, without more, proceed to exercise Payee's rights and privileges under the above mentioned Stock Pledge Agreement.

            Except to the extent that waiver of notice is prohibited by law, the Payor and any and all co-makers, endorsers, guarantors and sureties jointly and severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agree that his, her or its liability on or with respect to this Note shall not be affected by any release of or change in any security at any time existing or by any failure to perfect or to maintain perfection of any lien on or security interest in any such security.

            All notices and other communications hereunder shall be sufficiently given to the Payor if, in writing, sent by first class certified or registered mail, return receipt requested, postage prepaid, to Jerrell G. Clay, 715 Salerno, Sugar Land, Texas 77478 and if to Payee, at the address set forth hereinabove (or at such other address as Payee shall provide in writing to the Payor). All notices or other communications hereunder shall be deemed given when received by the respective addressees thereof or their respective authorized agent.

            IN WITNESS WHEREOF, this Note has been duly executed and delivered effective as of the date written above.

                              PAYOR

                              /S/ JERRELL G. CLAY
                              JERRELL G. CLAY

WITNESS:

/S/ LEONARD L. CARR, JR.
BY:  LEONARD L. CARR, JR.

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